Exhibit 4.1

ALLY FINANCIAL INC. AND ALLY BANK

EXECUTIVE COMMITTEE

Unanimous Written Consent

The undersigned, being all the members of the Ally Financial Inc. (“Ally”) and Ally Bank Executive Committee (the “Executive Committee”), without the formality of convening a meeting, do hereby consent to the adoption of, and do hereby adopt, the following resolutions:

Approval of Terms; Establishment of Series

RESOLVED that a series of securities is hereby established, the title of which shall be 5.543% Fixed-to-Floating Rate Senior Notes due 2031 (the “Senior Notes”), which shall be issued pursuant to the indenture dated as of July 1, 1982 (as supplemented or otherwise modified from time to time, the “Senior Notes Indenture”), between Ally and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee, and shall have the terms (the “Senior Notes Pricing Terms”) set forth in the preliminary prospectus supplement dated December 2, 2024 (the “Senior Notes Preliminary Prospectus Supplement”), attached hereto as Exhibit A, as supplemented by the pricing term sheet attached hereto as Exhibit B;

RESOLVED that a series of securities is hereby established, the title of which shall be 6.646% Fixed-Rate Reset Subordinated Notes due 2040 (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”), which shall be issued pursuant to the indenture dated as of November 20, 2015 (as supplemented or otherwise modified from time to time, the “Subordinated Notes Indenture”), between Ally and The Bank of New York Mellon, as trustee, and shall have the terms (the “Subordinated Notes Pricing Terms” and, together with the Senior Notes Pricing Terms, the “Pricing Terms”) set forth in the preliminary prospectus supplement dated December 2, 2024 (the “Subordinated Notes Preliminary Prospectus Supplement”), attached hereto as Exhibit C, as supplemented by the pricing term sheet attached hereto as Exhibit D;

RESOLVED that the form and terms of the Notes substantially in the forms filed as exhibits to Ally’s registration statement on Form S-3 (File No. 333-268013) filed with the U.S. Securities and Exchange Commission (the “SEC”), as the same shall be modified or supplemented by any Proper Officer (as defined below) consistent with the applicable Pricing Terms, are hereby approved for issuance and sale; and the execution of the Notes on behalf of Ally by any Proper Officer shall conclusively evidence such approval;

Additional Actions

RESOLVED that the Proper Officers (as defined below) are, and each of them hereby is, authorized and directed, for and on behalf of Ally, to file or cause to be filed with the SEC, in compliance with Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, a final prospectus supplement relating to the offering of the Senior Notes (the “Senior Notes Offer”) in such form and with such changes and modifications from the Senior Notes Preliminary Prospectus Supplement as are deemed appropriate and necessary in the judgment of such officer, such approval to be conclusively evidenced by the filing of the final prospectus supplement with the SEC;

RESOLVED that the Proper Officers are, and each of them hereby is, authorized and directed, for and on behalf of Ally, to file or cause to be filed with the SEC, in compliance with Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, a final prospectus supplement relating to the offering of the Subordinated Notes (the “Subordinated Notes Offer” and, together with the Senior Notes Offer, the “Offerings”) in such form and with such changes and modifications from the Subordinated Notes Preliminary Prospectus Supplement as are deemed appropriate and necessary in the judgment of such officer, such approval to be conclusively evidenced by the filing of the final prospectus supplement with the SEC;

RESOLVED that the underwriting agreement to be dated as of December 2, 2024, by and among Ally and the underwriters (the “Senior Notes Underwriting Agreement”) relating to the Senior Notes, substantially in the form presented to the Executive Committee, is hereby approved by Ally, and each of the Proper Officers be, and each of them hereby is, authorized and directed to execute and deliver in the name and on behalf of Ally, (i) the Senior Notes Underwriting Agreement and (ii) such other documents as may be necessary or advisable in connection with the Senior Notes Underwriting Agreement, in each case in such form and having such terms as may be approved by the Proper Officer executing the same, such approval to be conclusively evidenced by such officer’s execution thereof;

RESOLVED that the underwriting agreement to be dated as of December 2, 2024, by and among Ally and the underwriters (the “Subordinated Notes Underwriting Agreement”) relating to the Subordinates Notes, substantially in the form presented to the Executive Committee, is hereby approved by Ally, and each of the Proper Officers be, and each of them hereby is, authorized and directed to execute and deliver in the name and on behalf of Ally, (i) the Subordinated Notes Underwriting Agreement and (ii) such other documents as may be necessary or advisable in connection with the Subordinated Notes Underwriting Agreement, in each case in such form and having such terms as may be approved by the Proper Officer executing the same, such approval to be conclusively evidenced by such officer’s execution thereof;

RESOLVED that the Proper Officers of Ally or any of them acting alone be, and each of them is, authorized and empowered in the name and on behalf of Ally, (i) to make modifications and amendments to and to execute and deliver all documents and instruments related to and in furtherance of the foregoing resolutions, and (ii) from time to time, to execute and deliver such other and further agreements, certificates, notices and other instruments or documents, and do and perform such acts and things, including, without limitation, causing to be paid any fees or expenses in connection with the Offerings, as any of them, in his or her discretion, may deem necessary or advisable in connection with these resolutions, the Offerings, or any related instruments;

RESOLVED that the Executive Committee adopts and incorporates by reference any form of specific resolution to carry into effect the purpose and intent of the foregoing resolutions, or covering authority included in matters authorized in the foregoing resolutions, including forms of resolutions in connection therewith that may be required by the SEC, and any federal, state, local, foreign or transnational, inspection person or agency, and the Secretary of Ally is directed to insert a copy thereof in the records of the Board of Directors and to certify the same as having been duly adopted by the Executive Committee;

RESOLVED that all actions heretofore taken by any of the directors, officers, employees, representatives or agents of Ally or any of its affiliates by and in connection with the Offerings and any other actions, or contemplated by the Offerings or otherwise referred to in the foregoing resolutions, be, and each of the same is, ratified, confirmed and approved in all respects as the act and deed of Ally; and

RESOLVED that for the purposes of all of the foregoing resolutions the President, Chief Executive Officer, the Chief Financial Officer, the Chief Risk Officer, any Executive Vice President and any Vice President, the Secretary and any Assistant Secretary, the Treasurer and any Assistant Treasurer of Ally is each a “Proper Officer” and, collectively, the “Proper Officers.”

This Unanimous Written Consent may be executed in two or more counterparts, each of which is deemed an original and all of which taken together constitute one and the same instrument. Facsimile and other electronic signatures of this Unanimous Written Consent are deemed to constitute original signatures.

[signatures are on the following page]

This Unanimous Written Consent is effective on the latest date set forth opposite these signatures.

/s/ Russell Hutchinson	December 2, 2024
Name: Russell Hutchinson Title: Chief Financial Officer

/s/ Bradley J. Brown	December 2, 2024
Name: Bradley J. Brown Title: Corporate Treasurer